EXHIBIT 99.1



PRESS RELEASE                                       Source: Tag-It Pacific, Inc.

TAG-IT PACIFIC, INC. REPORTS NET EARNINGS FOR THE SECOND QUARTER OF 2006 Monday, August 14, 2006

LOS ANGELES--(BUSINESS  WIRE)--Aug.  14, 2006--Tag-It Pacific, Inc. (AMEX: TAG -
NEWS), owner of TalonTM zippers and a full service outsourced trim management supplier for manufacturers of fashion apparel, today announced financial results for the Company's second quarter and six-month period ended June 30, 2006.

For the three months ended June 30, 2006 the Company reported net income of $655,000, or $0.04 per share, as compared to a net loss for the same period in 2005 of $12,476,000, or $0.68 per share. "The quarter's net income results are very encouraging and represent an important turning point for the Company," commented Stephen Forte, the Company's CEO. "Our strategic concentration on growing the business through quality, profitable sales, expanding our customer base, and continuing to focus on lowering costs is principally responsible for the positive performance," Mr. Forte said. The net income for the quarter includes a $46,000 non-cash compensation charge for employee stock options in accordance with FAS 123R which was adopted by the Company in 2006.

For the six months ended June 30, 2006 the Company reported a net loss of $74,000, or $0.0 per share, as compared to a net loss for the first six months of 2005 of $14,125,100, or $0.78 per share. The FAS 123R charge included in earnings for the six-months ended June 30, 2006 was $165,000.

Sales for the three months ended June 30, 2006 were $14,246,000 as compared to sales of $15,640,000 for the same quarter in 2005. The decline in sales for the quarter is principally the result of the elimination of lower-margin sales activities in Mexico and Central America that were discontinued in the fourth quarter of 2005. Despite the lower volumes, gross profit for the three months ended June 30, 2006 increased over the same period in 2005 by $3.4 million as the Company eliminated substantial operating and manufacturing costs, avoided excess inventory and obsolescence costs, and improved its overall margin on sales.

For the six months ended June 30, 2006 sales were $24,884,000, as compared to sales of $28,695,000 for the same period in 2005. The sales decline for the six months results from the discontinuance of lower-margin sales activities in Mexico and Central America as noted above and the impact of our shift in focus to the rapidly growing apparel markets in Asia as the Company's sales base in Mexico and the U.S. declines. Gross margins for the six months ended June 30, 2006 improved $3.0 million as compared to the same period in 2005 as lower manufacturing and delivery costs and higher margin sales, offset the revenue decline.

Operating expenses for the three and six months ended June 30, 2006 were lower than the same periods in 2005 by $8.4 million and $9.5 million, respectively. The cost reductions are partially the elimination of a $6.5 million provision for uncollectible receivables in Mexico that was recorded in 2005, and the cost savings resulting from the organizational restructuring implemented in the third quarter of 2005.

"We believe our business opportunities are substantial and with our new organization structure, operating disciplines, and strategic focus we are confident that our plan will result in renewed shareholder confidence and value," Stephen Forte concluded.

TELECONFERENCE INFORMATION

Management will host a conference call at 8:00 a.m. PDT (11:00 a.m. EDT) today, Monday, August 14, 2006 to discuss 2006 second quarter and first half results.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-858-4723. International callers should dial 973-935-8508. There is no pass code required for this call.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 31, 2006 midnight Eastern time and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), pass code 7729275.
This call is being webcast by ViaVid Broadcasting and can be accessed at http://viavid.net/dce.aspx?sid=00003474.


ABOUT TAG-IT PACIFIC, INC.

Tag-It distributes zippers under its Talon(TM) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JCPenney. Tag-It also supplies a full range of trim items to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, New York & Co., Victoria's Secret and House of Dereon, among others.

FORWARD LOOKING STATEMENTS:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include projected the effects of the Company's restructuring and future business opportunities. Factors which could cause actual results to differ materially from these forward-looking statements include an unfavorable outcome in litigation in which we are party, the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results and our management of the restructuring plan. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
Tag-It Pacific, Inc.
Rayna Long, 818-444-4128
rlong@tagitpacific.com


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


                              TAG-IT PACIFIC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                       Three Months Ended June 30,      Six Months Ended June 30,
                                       ---------------------------    ----------------------------
                                           2006           2005            2006            2005
                                       ------------   ------------    ------------    ------------
Net sales ..........................   $ 14,246,087   $ 15,639,646    $ 24,884,303    $ 28,694,923
Cost of goods sold .................     10,118,850     14,883,526      17,914,341      24,686,980
                                       ------------   ------------    ------------    ------------
   Gross profit ....................      4,127,237        756,120       6,969,962       4,007,943

Selling expenses ...................        674,894        655,295       1,220,519       1,397,629
General and administrative expenses       2,634,622     11,008,446       5,451,753      14,735,706
                                       ------------   ------------    ------------    ------------
   Total operating expenses ........      3,309,516     11,663,741       6,672,272      16,133,335

Income (loss) from operations ......        817,721    (10,907,621)        297,690     (12,125,392)
Interest expense, net ..............        151,579        268,021         360,951         536,676
                                       ------------   ------------    ------------    ------------
Income (loss) before income taxes ..        666,142    (11,175,642)        (63,261)    (12,662,068)
Provision (benefit) for income taxes         11,500      1,300,996          11,500       1,463,013
                                       ------------   ------------    ------------    ------------
   Net Income (loss) ...............   $    654,642   $(12,476,638)   $    (74,761)   $(14,125,081)
                                       ============   ============    ============    ============

Basic income (loss) per share ......   $       0.04   $      (0.68)   $      (0.00)   $      (0.78)
                                       ============   ============    ============    ============
Diluted income (loss) per share ....   $       0.04   $      (0.68)   $      (0.00)   $      (0.78)
                                       ============   ============    ============    ============

Weighted average number of common
shares outstanding:
   Basic ...........................     18,358,360     18,241,045      18,300,027      18,210,406
                                       ============   ============    ============    ============
   Diluted .........................     18,598,442     18,241,045      18,300,027      18,210,406
                                       ============   ============    ============    ============


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


                              TAG-IT PACIFIC, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                   (unaudited)
                                                     June 30,      December 31,
                                                       2006            2005
                                                   ------------    ------------
                       Assets
Current Assets:
   Cash and cash equivalents ...................   $  3,976,916    $  2,277,397
   Trade accounts receivable, net ..............      6,396,633       5,652,990
   Note receivable .............................      1,227,833         662,369
   Inventories .................................      3,553,133       5,573,099
   Prepaid expenses and other current assets ...        544,561         618,577
                                                   ------------    ------------
     Total current assets ......................     15,699,076      14,784,432

Property and equipment, net ....................      5,910,268       6,438,096
Fixed assets held for sale .....................        826,904         826,904
Note receivable, less current portion ..........      2,127,653       2,777,631
Due from related parties .......................        691,640         730,489
Other intangible assets, net ...................      4,202,626       4,255,125
Other assets ...................................        472,760         508,117
                                                   ------------    ------------
Total assets ...................................   $ 29,930,927    $ 30,320,794
                                                   ============    ============

      Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable ............................   $  6,006,205    $  6,719,226
   Accrued legal costs .........................        874,131       2,520,111
   Other accrued expenses ......................      4,721,867       4,168,552
   Demand notes payable to related parties .....        664,971         664,971
   Current portion of capital lease obligations         386,327         590,884
   Current portion of notes payable ............      1,805,802         186,837
                                                   ------------    ------------
     Total current liabilities .................     14,459,303      14,850,581

Capital lease obligations, less current portion         663,146         856,495
Notes payable, less current portion ............      1,279,291       1,261,018
Secured convertible promissory notes ...........     12,456,491      12,440,623
                                                   ------------    ------------
     Total liabilities .........................     28,858,231      29,408,717
                                                   ------------    ------------

Contingencies and guarantees - (Note 5) ........           --              --

Stockholders' equity:
   Preferred stock, Series A $0.001 par value;
     250,000 shares authorized, no shares
     issued or outstanding .....................           --              --
   Common stock, $0.001 par value, 30,000,000
     shares authorized; 18,376,180 shares
     issued and outstanding at June 30, 2006;
     18,241,045 at December 31, 2005 ...........         18,376          18,241
   Common stock, issuable under grants, 90,253
     shares at June 30, 2006 ...................         50,000            --
   Additional paid-in capital ..................     51,513,120      51,327,878
   Accumulated deficit .........................    (50,508,800)    (50,434,042)
                                                   ------------    ------------
Total stockholders' equity .....................      1,072,696         912,077
                                                   ------------    ------------
Total liabilities and stockholders' equity .....   $ 29,930,927    $ 30,320,794
                                                   ============    ============


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